UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D.C. 20549

                             FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



                           National Micronetics, Inc.
           (Exact name of registrant as specified in its charter)

       Delaware                0-7207                     14-1507019
       (State or other       (Commission         (I.R.S. Employer
       jurisdiction of       File Number)        Identification No.)
        incorporation



  P.O. Box 1128, Kingston, New York            12402
       678 Aaron Court, Kingston, New York          12401
     (Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code: (914) 338-0333


       71 Smith Avenue, Kingston, New York           12401
     (Former name or former address, if changed since last report.)



Index to Exhibits is on sequential page 8.  Total pages 20.



Item 2.  Acquisition or Disposition of Assets.

     Sale of Certain Real Estate of the Company. On March 28, 2000, National Micronetics, Inc., a Delaware corporation (the "Company"), sold part of its real estate for sixty-five thousand dollars ($65,000.00) in cash to United States Postal Service, Main-Kingston, Kingston, New York. The terms of the transaction are set forth in an agreement of purchase and sale dated March 17, 1999 between the Company and United States Postal Service, a copy of which is annexed as Exhibit 13.5.

     General Character and Location of the Property. The property consists primarily of real estate located at 52-60 Cornell Street, Kingston, New York and improved with 80.9 X 189.1 vacant parking lot, which are not in a flood plain. The use of the real estate conforms with its M-1 and M-2 zoning classifications for manufacturing purposes.

     Nature and Amount of Consideration. The nature and amount of consideration received by the Company from United States Postal Service, in exchange for the real estate on March 28, 2000 was sixty-five thousand dollars ($65,000) in cash.

     Principle Followed in Determining the Amount of the Consideration. The principle followed by the Company in determining the amount of the consideration for its real estate was arm's length negotiation with United States Postal Services, in reliance upon comparative sales method and capitalized gross income method appraisals of the real estate of the Company.
On July 15, 1996, the City of New York obtained from Griffin Valuation & Realty Services, Ltd, P. O. Box 3614, 96 Maiden Lane, Kingston, NY 12401, an appraisal of the fair market value of most real estate owned by the Company in Kingston, New York, except two acres of parking lot.

     Qualifications of Appraiser. Griffin Valuation & Realty Services, Ltd. is a certified general appraiser licensed in New York, New Jersey and Connecticut, a licensed real estate broker in New York, a member of the American Institute of Real Estate Appraisers and a senior real property appraiser designated by the Society of Real Estate Appraisers.

     Selection of Appraiser. The Company in 1994 had selected Griffin Valuation & Realty Services, Ltd. as an appraiser because it had fifteen years of general real estate business experience in Ulster County, New York and in nearby counties.

     No Material Relationships between the Company and the Appraiser. During the last two years there has been no material relationship between the Company or its affiliates and Griffin Valuation & Realty Services, Ltd. or its affiliates or unaffiliated representatives. No such material relationship is contemplated. The Company had paid Griffin Valuation & Realty Services, Ltd. for an appraisal in 1994.




     Availability of Appraisal. The appraisal by Griffin Valuation & Realty Services, Ltd. will be made available for inspection and copying at the principal executive offices of the Company at 678 Aaron Court, Kingston, NY 12401 during its regular business hours, which are 9:00 a.m. to 4:00 p.m. on Monday, Tuesday and Wednesday, by any interested common stockholder of the Company or his or her representative who has been so designated in writing. A copy of the appraisal by Griffin Valuation & Realty Services, Ltd. (excluding photographs) will be transmitted by the Company to any interested common stockholder of the Company or his or her representative who has been so designated in writing upon written request and at the expense of the requesting common stockholder.

     Comparative Sales Method Appraisal of Real Estate. The comparative sales method of appraisal is based on recent sales prices of comparable properties in the region. Griffin Valuation & Realty Services, Ltd. appraised the land and building which were being sold to United States Postal Service, at a fair market value of $520,000 based on a sales comparison approach on July 15, 1996.

     Capitalized Gross Income Appraisal of Real Estate. The capitalized gross income method of appraisal is based on the capitalization of anticipated future gross rents set forth in recent leases of comparable properties in the region. The Company has deduced by extrapolating from the aggregate information in the appraisal that Griffin Valuation & Realty Services, Ltd. appraised the building which was being sold to D. K. Shah Properties, Inc. at a fair market value of less than $820,000 based on a capitalized gross income approach on July 15, 1996. That capitalized gross income appraisal value would be considerable less if usual expenses applicable to the building being sold to United States Postal Service, were deducted from annual estimated gross income prior to dividing by the capitalization rate. Unfortunately, the appraisal did not allocate the expenses attributable to all of the buildings owned by the Company among them separately.

     Fairness of Consideration. The fairness of the consideration is based on the results of the efforts which the Company has made to sell its real estate with the professional assistance of the listing realtor and the advice which the Company has received from another realtor, as well as upon the information contained in the appraisal. The absence of any demand for the building during the years while it has been listed for sale motivated the Company to seek to dispose of the building for considerable less than its appraised fair market value. The fairness of the consideration also must be evaluated in terms of the need of the Company to satisfy claims of general creditors and the desire of the Company to terminate its expenses of maintaining the building.

     Identity of Purchaser of the Real Estate. The buyer of the real estate is United States Postal Service. The principal executive offices of the United Sate Postal Service are located at Main-Kingston, Kingston, New York.



     No Material Relationship of the Purchaser to the Company. The purchaser of the real estate, United States Postal Service, has no material relationship with the Company or with any affiliate of the Company or with any director or officers of the Company or with any associate of any director of officer of the Company.

     No Other Contracts Between the Company and the Purchaser. There are no past, present or proposed material contracts, arrangements, understandings, relationships, negotiations or transactions during the two fiscal years ended June 27, 1998 and June 26, 1999 or during the current fiscal year ending June 24, 2000 between the Company and its affiliates and the United States Postal Service, and its affiliates, except the agreement of purchase and sale date March 28, 1999 between the Company and United States Postal Service as described above.

     Benefits of Sale to the Company. The Company benefitted from the sale of its real estate to Untied States Postal Service primarily by avoiding a petition in bankruptcy by the Company or by the creditors of the Company, though the Company can make no assurances that the remaining creditors of the Company will not seek to file a petition in bankruptcy against it.

     Benefits of Sale to the Affiliates of the Company. The affiliates of the Company benefitted from the sale of its real estate to United States Postal Service because the net proceeds of sale would be available to satisfy debts of the Company to Gigamax Corporation, Tae Il Magnetics Co., Ltd., Tae Il U. S. A., Inc., Tae Il Media Co., Ltd., Newmax Co., Ltd. or Techmedia International Corporation, in some of which Mr. K. H. Chung and Dr. Heehwan Lee, directors of the Company, and Dr. Yoon H. Choo, a former director of the Company, may be deemed to have an interest.

     Federal and State Regulatory Requirements. The Company demonstrated compliance with federal and New York state environmental protection laws, labor laws and health laws, City of Kingston zoning laws, construction and building codes, fire safety ordinances and other laws.

     Environmental Matters. The Company has experienced no environmental problems hindering its sale of its real estate to United States Postal Service.

     Certificate of Occupancy and Street Letters. The Company furnished to United States Postal Service the certificate of occupancy and the street letters which it has for the real estate.

     No Violations. The Company had no outstanding violations with respect to the real estate.

     Rights of Common Stockholders as a Result of the Sale. The rights of the common stockholders of the Company will not be different as a result of the sale of part of its real estate to United States Postal Service. The debts of the Company remaining after the sale of part of its real estate on March 28, 2000 are payable primarily to affiliates or former affiliates of the Company, such as Gigamax Corporation, Tae Il Magnetics Co., Ltd., Tae Il U.S.A., Inc., Tae Il Media Co., Ltd., Newmax Co., Ltd. and Techmedia International Corporation, in some of which Mr. K. H. Chung and Dr. Heehwan Lee, directors of the Company, and Dr. Yoon H. Choo, a former director of the Company, may be deemed to have an interest. Those debts of the Company exceed the fair market value of its assets remaining after that sale, so the common stockholders of the Company as stockholders will not realize any of the net proceeds of the sale of real estate to United States Postal Service.

     Use of Proceeds of Sale of Real Estate. The increase in cash in the unaudited consolidated condensed pro forma statement of net liabilities of the Company and its subsidiaries as of June 26, 1999 (the "pro forma statement of net liabilities"), which is set forth on page 11, is attributable to the cash reserve which was set aside out of the proceeds of sale of the real estate. The reduction of accounts payable and accrued expenses in the pro forma statement of net liabilities on page 11 resulted and will result from using part of the proceeds of sale of the real estate to pay closing expenses and some accounts payable.

     Net Proceeds Receivable by the Company. The Company applied the gross proceeds of $65,000 first to pay local governments which had tax liens, because those debts had to be satisfied in order to convey good and marketable title to United States Postal Service to the satisfaction of its title insurance company. The Company applied the remaining gross proceeds to pay brokerage commissions, legal fees and other expenses of sale, because those commissions, fees and expenses customarily are paid in connection with real estate conveyances. After paying all tax liens against the real estate, brokerage commissions, legal fees and other expenses of sale, the Company realized $60,835 to apply toward the payment of some of its general creditors and establishment of a cash reserve to pay its day to day expenses. Of course, general creditors of the Company may seek to alter that plan by exercising their claims against the assets of the Company. That $60,835 amount is computed as follows:





















                                            Type of Lien or ExpenseAmount

Tax liens                                                 1,095
                                                 Realtors' commissions 2,600
                                                            Legal fees   650
Closing costs                                                265

                                                         SUBTOTAL$     4,610

                                           Adjustment for prepaid taxes (445)

                                                       DIFFERENCE$     4,165

                                          Net proceeds to the Company 60,835

                                                             TOTAL$   65,000


     Satisfaction of Other Secured Liabilities. The Company paid all accrued and unpaid real estate taxes, interest and penalties aggregating $1,095 and satisfied the tax liens applicable to the sold real estate out of the net proceeds of sale of certain of its real estate to United States Postal Service.

     Brokerage Commissions. The Company paid commissions to Win Morrison Realty, the broker for the Company, in the amount of $2,600 or 4 percent of the $65,000 contract price for their services as brokers out of the proceeds of sale of the real estate to United States Postal Service.

     Satisfaction of Unsecured Liabilities. The Company expects to apply the $60,835 balance of the net proceeds remaining after the payment of the expenses of sale and the secured liabilities to keep a cash reserve of $10,000, to make payments on account of other liabilities or obligations to general creditors of the Company, including possibly some associates of directors or the former director of the Company.

     Accounting Treatment of the Sale of Real Estate. The Company is reporting a gain on the sale to United States Postal Service of the non-depreciable land and land improvements which comprise the part of its real estate which the Company sold to United States Postal Service. The sale yielded a gain, because the sales price of $65,000 is $10,313 more than the sum of the $4,610 closing costs plus the $50,077 cost, net of depreciation, of the Company in the land (which is not depreciable), and land improvements to be sold as of June 26, 1999.

     Federal Income Tax Gain Realized on the Sale of Real Estate.
The Company may realize a gain on the sale of part of its land to United States Postal Service, because the portion of the sales price of $65,000 to be allocated to the land to be sold may be more than the basis of the Company in the land to be sold. The Company may realize gain on the sale of part of its land and land improvements to United States Postal Service, because the portion of the sales price of $65,000 allocated to the land and land improvements to be sold may be more than the adjusted basis of the Company in the land and land improvements to be sold.

     Characterization of Federal Income Tax Gains. The land retains its character as a capital asset, while the land and land improvements acquire the character of section 1231 property for federal income tax purposes. Therefore, for those purposes the Company may recognize a long term capital gain on the sale of the non-depreciable land. For federal income tax purposes, the Company may recognize long-term capital gain on the sale of the depreciable buildings and improvements which comprise the part of its real estate which the Company is selling to United States Postal Service if the gains from the sale of Section 1231 property by the Company during the tax year ending June 24, 2000 exceed the losses from the sale of Section 1231 property by the Company during the tax year ending June 24, 2000.





































Item 7.  Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

     None.

(b)  Pro forma financial information.                     Page 10

     Unaudited condensed pro forma consolidated
     statement of net liabilities in liquidation
     of the Company and its subsidiaries
     as of June 26, 1999                                  Page 11

     Unaudited condensed pro forma
     consolidated statement of changes
     in net liabilities in liquidation of the
     Company and its subsidiaries for the period
     from December 2, 1998 to June 26, 1999               Page 11

     Unaudited condensed pro forma
     consolidated statement of operations
     of the Company and its subsidiaries
     for the period from June 28, 1998
     to December 1, 1998                                  Page 12


(c)  Exhibits.

     Agreement of purchase and sale dated March 17, 2000 between National Micronetics, Inc. and Untied States Postal Service.























                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    NATIONAL MICRONETICS, INC.



          Date: April 5, 2000       By    Heehwan Lee, President
                                          Heehwan Lee, President




                       PRO FORMA FINANCIAL INFORMATION

     Unaudited Pro Forma Financial Information. Set forth below, in order to show the effects of the sale of part of its real estate to United States Postal Service and the related use of proceeds, are an unaudited condensed pro forma consolidated statement of net liabilities of the Company and its subsidiaries as of June 26, 1999, and an unaudited condensed pro forma consolidated statement of changes in net liabilities of the Company and its subsidiaries for the seven-month period from December 2, 1998 to June 26, 1999, an unaudited condensed pro forma consolidated statement of operations of the Company and its subsidiaries for the five-month period from June 29, 1998 to December 1, 1998. On December 1, 1998, the board of directors of the Company adopted a resolution to dissolve the Company and recommended that the stockholders vote on the proposed dissolution at the annual meeting of stockholders of the company on February 26, 1999. The Company was dissolved on September 20, 1999 pursuant to the General Corporation Law of the State of Delaware. As the liquidation of the Company pursuant to the plan of complete liquidation which was approved by the directors of the Company on December 1, 1998 and approved by the stockholders of the Company on February 26, 1999 is imminent, the Company has changed its basis of accounting for periods subsequent to December 1, 1998, from the going-concern basis to the liquidation basis. Accordingly, the carrying value of the remaining assets as of June 26, 1999, are presented at estimated realizable value and all liabilities are presented at estimated settlement amounts. However, all liabilities are not adjusted and are presented at cost basis amounts because, in the opinion of the Company, it was not possible to estimate settlement amounts. The Company is in the process of settling the obligations, but, in the opinion of the Company, it is not presently determinable whether the amounts that creditors agree to accept in settlement of the obligations due from them will differ materially from the amounts shown in the unaudited condensed pro forma consolidated financial statements referred to above. The unaudited condensed pro forma consolidated financial statements referred to above do not include any adjustments that might result from the outcome of this uncertainty.

















                 NATIONAL MICRONETICS, INC. AND SUBSIDIARIES
        CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF NET LIABILITIES
               IN PROCESS OF LIQUIDATION (UNAUDITED)
                               (In Thousands)
                June 26, 1999
                                                 Current Value BasisPro Forma
ASSETS

Current assets:
                           Cash and cash equivalents:         $    25$   152
     Other current assets                    35                         35
                               Property, plant and equipment, net     323 11
                                                              $   383$   198

LIABILITIES

                            Accounts payable                   $   275$  231
                             Current portion of long-term debt        9    9
     Other accrued expense                  169                        169
     Short-term debt                      8,397                      8,397
                             Due to related parties, net          2,1902,039
                                        $11,040                    $10,845
Net Liabilities                         $10,657                    $10,647



                 NATIONAL MICRONETICS, INC AND SUBSIDIARIES
CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF CHANGES IN NET LIABILITIES
               IN PROCESS OF LIQUIDATION
                                 (UNAUDITED)
            For the period from December 2, 1998 to June 26, 1999
                               (In Thousands)
                                          Current
                                        Value Basis    Pro Forma

Net liabilities at December 2, 1998      $ 10,072      $ 10,072

Add:
    Overhead expense                          462           462
    Administration expense                     31            31
    Interest expense                          516           516
                                        $   1,009      $  1,009
Deduct:
    Gain on sale of properties
       and others                             156           166
    Related party interest forgiven           268           268
                                        $     424           434
Net liabilities
    June 26, 1999                       $  10,657      $ 10,647



                 NATIONAL MICRONETICS, INC. AND SUBSIDIARIES
      CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
               (UNAUDITED)
      For the five-month period from June 28, 1998 to December 1, 1998
                               (In Thousands)

          Net loss (historical)                   $  595

          Pro forma adjustments -
             Gain from sale of real estate          (167)

        Pro forma net loss                        $  428




Note - Subsequent to June 26, 1999, the Company agreed to sell its parking lot to United States Postal Service for $65,000. The accompanying unaudited condensed pro forma consolidated statement of net liabilities as of June 26, 1999 reflects these transactions as if they had occurred at June 28, 1998. Pro forma adjustments related to the accompanying unaudited condensed pro forma consolidated statement of changes of net liabilities for the seven-month period from December 2, 1998 to June 26, 1999 and unaudited consolidated condensed pro forma statement of operations for the five-month period from June 28, 1998 to December 1, 1998 are computed assuming the transactions were consummated at the beginning of the fiscal year ended June 26, 1999. Pro forma net loss was $428,000 with a gain of $10,313 on sale of the real estate.
























Exhibit 13.5

               Agreement of Purchase and Sale

The undersigned, hereinafter called the sellar, in consideration of mutual covenants and agreements herein set forth, and for other good and valuable consideration, the sufficiency of which is hereby acknowledger, hereby makes the irrevocable offer to sell and convey to the United States Postal Service and its assigns, the fee simple title to the following described land, with the buildings and improvements thereon, hereinafter referred to as "land", and all rights, hereditament, easements and appurtenances thereunto belonging, and legally described as follow: A tract of land shown in fed on a Lot Line revision map of lands of National Micronetics, Inc., City of Kingston, Ulster County, New York dated March 17, 1999. Subject to the following rights outstanding in third parties: The subject premises are described in the metes and bounds description last revised August 2, 1999 annexed hereto as Schedule "A".

Excepting and reserving the following rights and interests: The fee ownership of the railroad bed and right of way (Parcel I) crossing the subject premises which is upon information and belief owned by the County of Ulster.

The terms and conditions of this offer are as follows:

1. The seller agrees that this offer may be accepted by the United States Postal Service through any duly authorized representative, by delivering, mailing or telefaxing a notice of acceptance to the seller at the address stated below, at any time within 45 calendar days for the date hereof, whereupon this offer and the acceptance thereof become a binding contract.

2. The Postal Service agrees to pay the seller for said land the sum of Sixty-five thousand dollars and no/100 ($65,000) payable upon approval by the Postal Service of the seller's title and execution and delivery by the seller of a good and sufficient general warranty deed conveying said land with the hereditament and appurtenances thereunto belonging to the United States Postal Service and its assigns, in fee simple, free and clear from all liens and encumbrances, except those specifically excepted or reserved above, together with all right, title and interest of the seller in and to any streams, alleys, roads, streets, ways, strips, gores, or railroad rights-of-way abutting or adjoining said land.

3. It is agreed that the Postal service will defray the expenses incident to the procurement of the necessary title evidence.

4. The seller agrees that all taxes, assessments, and encumbrances, which are a valid lien against the land as of the time of conveyance to the Postal Service shall be satisfied of record by the seller at or before the transfer of title and, the seller, will, at the request of the Postal Service and without prior payment or tender of the purchase price deliver the general warranty deed to the postal Service and obtain and record such other curative evidence of title as my be required by the Postal Service. If the seller fails to satisfy any such liens of fails to secure such curative evidence as required by the Postal Service, the Postal Service may pay said liens and cure such defects and deduct any cost incurred from the purchase price of the land. Real Estate taxes for the current year, utilities and rents, if applicable, are to be pro-rated as of the date of closing.

4. The seller agrees that all taxes, assessments, and encumbrances which are a valid lien against the land as of the time of conveyance to the Postal Service shall be satisfied of record by the seller at or before the transfer of title and, the seller, will at the request of the Postal Service and with out prior payment or tender of the purchase price deliver the general warranty deed to the Postal Service and obtain and record such other curative e evidence of title as may be required by the Postal Service. If the seller fails to satisfy any such liens or fails to secure such curative evidence as required within sixty (60) days of acceptance of this offer by the Postal Service, the Postal Service may pay said liens and cure such defects and deduct any cost incurred from the purchase price of the land. Real Estate taxes for the current year, utilities and rents, if applicable, are to be pro-rates as of the date of closing.

5. The Seller agrees that loss or damage to the property by fire or acts of God shell be at the risk of the seller until the title of the land and deed to the Postal Service have been accepted by the Postal Service through its duly authorized representative or until the right of occupancy and use of the land, as hereinbelow provider for, has been exercised by the Postal Service; and, in the event that such loss or damage occurs, the Postal Service may, without liability, refuse to accept conveyance of the title or it may elect to accept conveyance or title to such property, in which case there shall be an equitable adjustment of the purchase price.

6. The agents, employees or representative of the Postal Service shall have the right, during the period of the otter, subject to the use made of the premises by the seller to enter upon the said premises for the sole purpose of inspecting the same and making test borings, plans and topographic surveys in connection with the Postal Service's contemplated use of the premises.
The Postal Service, at its expense shall promptly restore the property of the seller to its original condition in accordance with good engineering practices.

7. Possession of the property shall be delivered to the purchaser on the day the sale is consummated unless a different possession date is herein specified.

8. The seller agrees not to rent, lease or otherwise increase tenancy on any portion of the property subsequent to execution of this Offer to Sell Real Property.

9. It is agreed that the spouse, if any, of the seller, by signing below, agrees to join in any deed to the Postal Service and to execute any instrument deemed necessary to convey to the Postal Service any separate or community estate or interest in the subject property and to relinquish and release any dower, curtesy, homestead, or other rights or interests of such spouse therein.

10. No member of or delegate to congress may be admitted to any part or share of this option, or to any benefit arising from it. This prohibition does not apply to the extent this option is with a corporation for the corporation's general benefit.

11.  Contingent Fees:
     a. The seller warrants that no person or selling agency has been employed or retained to solicit or obtain this contract upon an agreement or understanding for a commission, percentage, brokerage, or contingent fee, except dona fide employees or dona fide established commercial or selling agencies maintained by the seller for the purpose of obtaining business.

     b. For breach or violation of this warranty, the Postal Service has the right to annul this contract without liability, or at its sole discretion, to deduct from the contract price or consideration, or otherwise recover from seller the full amount of the commission, percentage, brokerage fee, or contingent fee.

     c. Licensed real estate agents or brokers having listings on property for sale, in accordance with general business practice, and who have not obtained such licenses for the sole purpose of affecting this otter, may be considered as dona fide employees or agencies within the exception confined in the clause.

12. The terms and conditions aforesaid are to apply to and bind the heirs, executors, administrators, successors, and assigns of the seller.

13. the seller agrees that the Postal Service may acquire title to said land by condemnation or other judicial proceedings, in which event the seller agrees to cooperate with the postal Service in the prosecution of such proceedings; agrees that the consideration hereinabove stated shall be the full amount of the award of just compensation, inclusive of interest, for the taking of said land; agrees that any and all awards or just compensation that may be made in the proceeding to any defendant shall be payable and deductible from the said amount.

14. Seller warrants that as of the date of this offer and of transfer of title, except as specifically identified in this agreement, (1) the property (including the land, surface water, groundwater, and improvements to the land) is free of all contamination from petroleum products or any hazardous substance or hazardous waste, as defined by applicable state or federal laws, and (2) there are no underground storage tanks or associated piping on the property. This warranty, however, shall not survive the closing of title.

15. All terms and conditions with respect to this offer are expressly contained herein and the seller agrees that no representative or agent of the Postal Service has made any representation or promise with respect to this offer not expressly confined herein.

16. Seller warrants that legal title is held as follows: (show whether joint tenants, tenants in common, tenants by the entirely, etc.)

17.  The following paragraphs were added or deleted before execution:

18.  Environmental Condition Clause, attached, was added before execution.

19. The aforementioned Lot Line Revision Map dtd. 3/17/99, attached, was added before execution.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties on the date first above written.


                    SELLER:        NATIONAL MICRONETICS, INC.

                                   By:______________________
                                   Name:  Heehwan Lee
                                   Title: President/CEO

                    PURCHASER:     UNITED STATE POSTAL SERVICE
                                   Name:  Henry Burmeister
                                   Title: Manager, Real Estate


Environmental Conditions Clause

     a.   Warranty

     Vendor warrants that as of the date of this agreement and of transfer of title, except as specifically identified in this agreement: (1) The property (including the land surface water, groundwater, and improvements to the land) is free of all contamination, including, but not limited to, (a) undisclosed significant quantities of oil, petroleum products, and their by-products as defined by applicable state laws, as emended from time to time;
(b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; and (c) any "hazardous substance" as defined by applicable state law, as thereunder; (2) The property is in compliance with applicable environmental laws and regulations;
(3) There are no undisclosed underground storage tanks on the property. Vendor further warrants that, except as specifically identified in this agreement: (4) To Vendor's knowledge, after due inquiry, no asbestos-containing materials were installed or exposed in the property or its improvements through demolition, renovation or otherwise, at any time during or prior to Vendor's ownership thereof; (5) To Vendor's knowledge, after due inquiry, no electrical transformers, fluorescent light fixtures with ballasts or other equipment containing PCB's are or were located on the property or any improvements thereon at any time during or prior to Vendor's ownership thereof; and (6) the disposal and treatment of all hazardous or toxic matter generated or managed by Vendor on the property has been conducted in a safe and proper manner and has not caused any injury to person or property or effects which could be the basis for any claim, loss, damages, liability or judgment, and Vendor has no knowledge of the release of any hazardous substances on or from the site.

     b.   Remedial Action

     In the event the Postal Service discovers or determines the existence of any environmental contamination or condition, including but not limited to those described in subsection a, above, that existed as of and/or prior to transfer of title or any act or omission occurring prior to transfer of title the result of which may require remedial action pursuant to any law or may be the basis for the assertion of any third party claims, including claims of governmental entities, the Postal Service shall promptly notify Vendor thereof and Vendor shall, at its sole personal and at its sole cost and expense, proceed with due diligence to take appropriate remedial or other action in response thereto, in the event Vendor fails to so proceed with due diligence, the Postal Service may at its option, either proceed with the contract or cancel the same. In the later event, all liability of the parties to each other shall terminate.

     c.   Indemnity

     Vendor agrees to indemnify and hold harmless the Postal Service, its successors and assigns, against and in respect of, any and all damages, claims, losses, liabilities and expenses, including, without limitation, reasonable legal, accounting, consulting, engineering and other expenses, which may be imposed by any other party or parties, (including, without limitation, a governmental entity) upon or incurred by the Postal Service its, successors or assigns, arising out of or in connection with (a) any environmental contamination, existing on, above or under the property at the date of title transfer, and off-site environmental contamination to adjacent property which is the result of environmental contamination from the property; (b) any environmental investigation, monitoring, cleanup, removal, restoration, response or remedial work undertaken on the property by or on behalf of the Postal Service after transfer of title for the purpose of detecting, identifying, or remediating contamination occurring before transfer of title; and (c) Vendor's breach of any warranty given herein. This indemnity shall not survive the closing of title.

     d.   Agreement Not To Survive the Closing

     The rights and obligations set forth in this Environmental Conditions Clause shall not survive the closing of title.


                                SCHEDULE "A"

PARCEL I: ALL THAT PARCEL OF LAND, situated in the City of Kingston, Ulster County, New York, said parcel is more particularly described as follows:

BEGINNING at a steel pin set at the northeasterly end of Thomas Street making the southeasterly corner of the herein described parcel and a point in the westerly line of the lands now or formerly Modjeska Sign Studio as described in Liber 1492 cp 1149;

THENCE northeasterly along the division line between the herein described parcel and the lands of Modjeska sign studio and this National Micronetics, Inc. North 50-30-15 East 56.63 feet to a P.K. nail found set marking the northwesterly corner of Modjeska Sign Studio and a corner of the lands of National Micronetics, Inc. as shown on filed map #10670 and North 47-29-56 East 41.75 feet to a steel pin set marking the northeasterly corner of the herein described parcel, a corner of the lands of national Micronetics, Inc. and a point in the southerly line of the lands formerly Railroad, now the lands of the County of Ulster;

THENCE northwesterly along the division line between the herein described parcel and the lands of the County of Ulster North 60-40-50 West 49-70 feet to a point marking the northwesterly corner of the herein described parcel and the northeasterly corner of the lands now or formerly lands of the City of Kingston as described in Liber 2799 cp 271;

THENCE southwesterly along the division line between the herein described parcel and the lands of the City of Kingston South 50-30-15 West 80.36 feet to a steel pin set marking the southwesterly corner of the herein described parcel and the northwesterly corner of Thomas Street at the northerly end of said Thomas Street;

THENCE southeasterly along the northerly end of Thomas Street South 39-29-45 East 48.53 feet to the point or place of BEGINNING.

PARCEL II: ALL THAT PARCEL OF LAND situated in the City of Kingston, Ulster County, New York, said parcel is more particularly described as follows:

BEGINNING at a point marking the southeasterly corner of the herein described parcel, a point in the northerly line of the lands of the County of Ulster and a corner of the lands now or formerly National Micronetics, Inc. as shone of filed Map #10670, said point of beginning baring north 50-30-15 East 56.63 feet and North 41-29-56 East 65.34 feet from the northeasterly corner of Thomas Street;

THENCE northeasterly continuing along the division line between the herein described parcel and the lands now or formerly National Micronetics, Inc. as shown on ;filed Map #10670 North 50-45-00 East 189.06 feet to a P.K. nail found marking the northeasterly corner of the herein described parcel and the southeasterly corner of the lands now or formerly Cedar Holding Associates as described in Liber 2052 cp 166;

THENCE northwesterly along the division line between the herein described parcel and the lands now or formerly Cedar Holding Associates North 60-37-00 West 80.93 feet to a P.K. nail found set marking the northwesterly corner of the herein described parcel and South 50-45-00 West 89.1 feet to a P.K. nail found set marking the northeasterly corner of the lands now or formerly Life Support Services, Inc. as described in Liber 2701 cp 337;

THENCE continuing southwesterly along the division line between the herein described parcel and the lands of Life Support Services, Inc. South 50-45-00 West 100.06 feet to a steel pin set marking the southwesterly corner of the herein described parcel, the southeasterly corner of lands of Life Support Services, Inc. and a point in the northerly line of the County of Ulster - (formerly Rondout & Oswego Railroad - New York Central Railroad Company, Catskill Mountain Branch);

THENCE southeasterly along division line between the herein described parcel and the lands of the County of Ulster South 60-40-50 East 80.97 feet to the point or place of BEGINNING.

PARCEL III: ALL THAT PARCEL OF LAND situated in the City of Kingston, Ulster County, New York, said parcel is more particularly described as follows:

BEGINNING at a point on the southeasterly line of Cornell Street marking the northwesterly corner of the lands of the City of Kingston as described in Liber 2799 cp 271 and the westerly point of the herein described parcel;

THENCE southeasterly along the division line between the herein described parcel and the lands of the City of Kingston South 60-37-00 East 180.57 feet to a point marking the southeasterly corner of the herein described parcel and the northeasterly corner of the lands of the City of Kingston;

THENCE northeasterly extending the division line between the lands of the City of Kingston, and the parcel being conveyed to the U.S. Postal Service fronting on Thomas Street North 50-30-15 East .22 feet to a point on the southerly line of the land o the County of Ulster - (formerly the Rondout & Oswego Railroad) and marking the northeasterly corner of the herein described parcel;

THENCE northwesterly along the division line between the herein described parcel and the lands of the County of Ulster North 60-40-50 West 180.65 feet to the point or place of BEGINNING.